Exhibit 10.6

EXECUTION VERSION

CLARIVATE ANALYTICS PLC

AMENDED AND RESTATED
SHAREHOLDERS AGREEMENT

Dated as of January 14, 2019

-i-

Table of Contents

(continued)

-ii-

EXHIBITS

Exhibit A	Shareholder Schedule

Exhibit B	Supplemental Signature Page

AMENDED AND RESTATED SHAREholders AGREEMENT

THIS AMENDED AND RESTATED SHAREHOLDERS AGREEMENT, dated as of January 14, 2019, is made by and among (i) Camelot Holdings (Jersey) Limited, a private limited company organized under the laws of the Island of Jersey (“CHJL”), (ii) Clarivate Analytics PLC, a public limited company organized under the laws of the Island of Jersey (the “Company”), (iii) the parties listed under the heading “Onex Shareholders” on the Shareholder Schedule as of the date hereof (collectively, the “Initial Onex Shareholders”), (iv) the party listed under the heading “Baring Shareholders” on the Shareholder Schedule as of the date hereof (the “Initial Baring Shareholder”) and (v) the individuals listed from time to time under the heading “Management Shareholders” on the Shareholder Schedule (the “Management Shareholders”).

RECITALS

WHEREAS, the Company, CHJL, Churchill Capital Corp, a Delaware corporation, CCC Merger Sub, Inc., a Delaware corporation, and Camelot Merger Sub (Jersey) Limited, a private limited company organized under the laws of the Island of Jersey, are party to that certain Agreement and Plan of Merger, dated January 14, 2019 (as the same may be subsequently amended or modified, the “Merger Agreement”);

WHEREAS, CHJL, the Initial Onex Shareholders, the Initial Baring Shareholder and the Management Shareholders are party to the Shareholders Agreement, dated October 3, 2016, of CHJL (the “Prior Agreement”);

WHEREAS, as a result of the consummation of the transactions contemplated by the Merger Agreement, the Initial Onex Shareholders, the Initial Baring Shareholder and the Management Shareholders will become shareholders of the Company and will cease to be shareholders of CHJL, and CHJL will become a wholly owned Subsidiary (as defined below) of the Company; and

WHEREAS, in connection with the consummation of the transactions contemplated by the Merger Agreement, the Shareholders (as defined below) and CHJL desire to amend and restate the Prior Agreement in its entirety as set forth herein, and the Company desires to enter into this Agreement, in each case, effective as of the Closing (as defined below).

NOW, THEREFORE, in consideration of the foregoing, and the mutual agreements and understandings set forth herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

AGREEMENT

ARTICLE I

Certain Definitions

SECTION 1.1  Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” shall mean, with respect to any specified Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such specified Person. As used in this definition, the term “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. “Affiliates” with respect to the Onex Shareholders and the Baring Shareholders, respectively, shall not include the Company or its Subsidiaries.

“Agreement” shall mean this Amended and Restated Shareholders Agreement as in effect on the date hereof and as hereafter from time to time amended, modified or supplemented in accordance with the terms hereof.

“Articles” shall mean the articles of association of the Company as in effect on the date hereof and as hereafter from time to time amended in accordance with the terms hereof and thereof and pursuant to applicable law.

“Baring” shall mean Baring Private Equity Asia Group Limited, a Cayman Islands exempted company.

“Baring Directors” shall mean an individual elected to the Board of Directors that has been nominated or appointed by the Baring Shareholders pursuant to this Agreement. For the avoidance of doubt, each of Nicholas Macksey and one additional Baring Nominee to be designated by the Baring Shareholders prior to the Closing shall be deemed to have been nominated or appointed, as applicable, by the Baring Shareholders pursuant to this Agreement.

“Baring Nominee” shall have the meaning set forth in Section 2.1(a).

“Baring Shareholders” shall mean (i) the Initial Baring Shareholder and its Permitted Transferees and (ii) any Affiliate of the Initial Baring Shareholder that hereafter acquires any Company Shares.

“Beneficially Own” shall have the meaning ascribed to it in Section 13(d) of the Exchange Act.

“Blue Sky” shall mean state securities regulation and requirements.

“Board of Directors” shall mean the board of directors of the Company, as duly constituted in accordance with this Agreement, the Articles and applicable law.

“CHJL” shall have the meaning specified in the Preamble.

“Closing” shall have the meaning specified in the Merger Agreement.

“Code” shall mean the United States Internal Revenue Code of 1986, as amended.

“Company” shall have the meaning specified in the Preamble.

2

“Company Shares” shall mean the ordinary shares of no par value in the capital of the Company and any shares or other securities into or for which such shares are hereafter converted or exchanged.

“Consulting Services Agreements” shall mean those certain consulting services agreements, dated as of October 3, 2016, entered into by Camelot UK Bidco Limited, a private limited liability company organized under the laws of England and Wales, with each of Onex and Baring, in each case, as amended.

“Date of Delivery” shall mean, for purposes of Article IV, the date that a particular notice is received or deemed to be received in accordance with Section 6.9.

“Director” shall mean a member of the Board of Directors.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended,

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall include a reference to the comparable section, if any, of such similar federal statute and the rules and regulations thereunder.

“Initial Baring Shareholder” shall have the meaning specified in the Preamble.

“Initial Baring Shares” shall mean the aggregate Company Shares Beneficially Owned by the Baring Shareholders immediately following the Closing.

“Initial Onex Shareholders” shall have the meaning specified in the Preamble.

“Investor Directors” shall mean the Baring Directors and the Onex Directors.

“Investor Shareholders” shall mean the Baring Shareholders and the Onex Shareholders.

“Initial Shares” shall mean the aggregate Company Shares Beneficially Owned by the Investor Shareholders immediately following the Closing.

“Jersey Companies Law” means the Companies (Jersey) Law 1991.

“Management Shareholders” shall have the meaning set forth in the Preamble.

“Merger Agreement” shall have the meaning specified in the Recitals.

“Necessary Action” shall mean, with respect to a specified result, all actions (to the extent such actions are permitted by law and do not conflict with the terms of this Agreement) necessary to cause such result, including (i) voting or providing a written consent or proxy with respect to the Company Shares, (ii) causing the adoption of shareholders’ resolutions and amendments to the Articles, (iii) executing agreements and instruments, (iv) causing the members of the Board of Directors to take such actions (to the extent allowed by Jersey Companies Law and Delaware Law) and/or (v) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations, publications or similar actions that are required to achieve such result.

3

“Nominee” shall have the meaning set forth in Section 2.1(a).

“Onex” shall mean Onex Partners Advisor LP, a Delaware limited partnership.

“Onex Directors” shall mean an individual elected to the Board of Directors that has been nominated or appointed by the Onex Shareholders pursuant to this Agreement. For the avoidance of doubt, each of Anthony Munk, Kosty Gilis, Paul Edwards, Jay Nadler, Karen Mills and two additional Onex Nominees to be designated by the Onex Shareholders prior to the Closing shall be deemed to have been nominated or appointed, as applicable, by the Onex Shareholders pursuant to this Agreement.

“Onex Nominee” shall have the meaning set forth in Section 2.1(a).

“Onex Shareholders” shall mean (i) the Initial Onex Shareholders and their Permitted Transferees, (ii) any Affiliate of the Initial Onex Shareholders that hereafter acquires any Company Shares and (iii) any Person that hereafter acquires any Company Shares from one or more Onex Shareholders in a Transfer to which Section 4.1 applies.

“Permitted Transferee” shall mean (i) in the case of any Shareholder that is not an individual, any Affiliate of such Shareholder (including existing affiliated investment funds or vehicles that at all times remain Affiliates) and (ii) in the case of any Shareholder who is an individual, (A) any successor by death or (B) any trust, partnership, limited liability company or similar entity solely for the benefit of such individual or such individual’s spouse or lineal descendants, provided that such individual acts as trustee, general partner or managing member and retains the sole power to direct the voting and disposition of the transferred Company Shares.

“Person” shall be interpreted broadly and shall include any individual, corporation, company, limited liability company, association, partnership, joint venture, organization, business, trust, or any other entity or organization, including a government or governmental entity or department, agency or political subdivision thereof.

“Prior Agreement” shall have the meaning specified in the Recitals.

“Public Offering” shall have the meaning set forth in the Registration Rights Agreement.

“Registration Rights Agreement” shall mean the Amended and Restated Registration Rights Agreement to be entered into by and among the Company, the Initial Onex Shareholders, the Initial Baring Shareholder, the Management Shareholders and the other parties thereto, as amended, modified or supplemented from time to time in accordance with the terms thereof.

“Representatives” shall have the meaning specified in Section 6.4.

“Restricted Period” shall mean the period from and including the date of this Agreement to and including October 3, 2021.

4

“Sale Notice” shall have the meaning specified in Section 4.1(b).

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended, or any similar federal statute then in effect, and in reference to a particular section thereof shall include a reference to the comparable section, if any, of any such similar federal statute and the rules and regulations thereunder.

“Shareholder” shall mean any of the Onex Shareholders, the Baring Shareholders, the Management Shareholders and any Permitted Transferee of any such Person or other transferee of Company Shares who becomes a party to or bound by the provisions of this Agreement in accordance with the terms hereof.

“Shareholder Schedule” shall mean the Shareholder Schedule attached as Exhibit A hereto, as the same may be amended or modified from time to time.

“Subsidiary” shall mean, with respect to any specified Person, any other Person of which (i) a majority of shares of stock or other equity or economic interests are owned or controlled, directly or indirectly, through one or more intermediaries, by such specified Person or (ii) the outstanding shares of stock or other equity interests having voting power at such time to elect a majority of the board of directors or other comparable governing body of such Person, or to otherwise control such Person, are at the time owned or controlled by, directly or indirectly, one or more intermediaries, or both, by such specified Person.

“Tag-Along Notice” shall have the meaning specified in Section 4.1(c).

“Tag-Along Right” shall have the meaning specified in Section 4.1(a).

“Tag-Along Shareholders” shall have the meaning specified in Section 4.1(a).

“Third Party Terms” shall mean (i) the name of the proposed transferee in a Transfer and the number of Company Shares proposed to be transferred in such Transfer, (ii) the proposed amount, type and form of per share consideration and the terms and conditions of payment offered by such transferee and (iii) a summary of any other material terms pertaining to such Transfer.

“Transfer” shall have the meaning set forth in Section 3.1.

“Transferring Shareholder” shall have the meaning specified in Section 4.1(a).

SECTION 1.2  Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “hereof”, “herein”, “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and any subsection and Section references are to this Agreement unless otherwise specified.

5

(c) The term “including” is not limiting and means “including without limitation.”

(d) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(e) Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

(f) The term “business day” means any date except Saturday or Sunday on which commercial banks are not required or authorized to close in New York, New York, United States or Jersey.

ARTICLE II

Corporate Governance

SECTION 2.1  Management. (a) Subject to the terms and conditions of this Agreement, from and after the Closing, (i) the Onex Shareholders shall have the right to designate up to seven (7) persons to be appointed or nominated, as the case may be, for election to the Board of Directors (including any successor, each, an “Onex Nominee”) and (ii) the Baring Shareholders shall have the right to designate up to two (2) persons to be appointed or nominated, as the case may be, for election to the Board of Directors (including any successor, each, a “Baring Nominee” and, together with the Onex Nominees, each a “Nominee”), in each case, by giving written notice to the Company not later than ten (10) days after such Shareholders’ receipt of written notice of the date of the applicable meeting of shareholders from the Company; provided, however, the initial Nominees shall be appointed as set forth in Section 2.1(b).

(b) The Company and the Investor Shareholders shall take all Necessary Action such that, as of the Closing: (i) the size of the Board of Directors shall be set at fourteen (14) members; and (ii) the following persons, including the seven (7) Onex Nominees and the two (2) Baring Nominees, shall form the composition of the Board of Directors: (x) Jerre Stead, Nicholas Macksey, Anthony Munk, Kosty Gilis and Karen Mills to be designated by the Onex Shareholders prior to the Closing, each of whom shall be appointed as Class III Directors with terms ending at the third Annual Meeting of Shareholders following the Closing; (y) Jay Nadler, Paul Edwards, Michael Klein and one (1) additional Baring Nominee to be designated by the Baring Shareholders prior to the Closing, each of whom shall be appointed as Class II Directors with terms ending at the second Annual Meeting of Shareholders following the Closing; and (z) Bala Iyer, Martin Broughton, Sheryl von Blucher and two (2) additional Onex Nominees to be designated by the Onex Shareholders prior to the Closing, each of whom shall be appointed as Class I Directors with terms ending at the first Annual Meeting of Shareholders following the Closing.

(c) Subject to the terms and conditions of this Agreement, from and after the Closing, the Company and the Investor Shareholders shall, as promptly as practicable, take all Necessary Action so that:

6

(i)          for so long as the Investor Shareholders Beneficially Own, in the aggregate, a number of Company Shares equal to or greater than seventy percent (70%) of the total number of Initial Shares, the Investor Shareholders shall have the right to nominate, in the aggregate, a number of Nominees equal to nine (9) less the number of Investor Directors who are not up for election;

(ii)         for so long as the Investor Shareholders Beneficially Own, in the aggregate, a number of Company Shares equal to or greater than sixty five percent (65%) of the total number of Initial Shares, the Investor Shareholders shall have the right to nominate, in the aggregate, a number of Nominees equal to eight (8) less the number of Investor Directors who are not up for election;

(iii)        for so long as the Investor Shareholders Beneficially Own, in the aggregate, a number of Company Shares equal to or greater than sixty percent (60%) of the total number of Initial Shares, the Investor Shareholders shall have the right to nominate, in the aggregate, a number of Nominees equal to seven (7) less the number of Investor Directors who are not up for election;

(iv)        for so long as the Investor Shareholders Beneficially Own, in the aggregate, a number of Company Shares equal to or greater than fifty five percent (55%) of the total number of Initial Shares, the Investor Shareholders shall have the right to nominate, in the aggregate, a number of Nominees equal to six (6) less the number of Investor Directors who are not up for election;

(v)         for so long as the Investor Shareholders Beneficially Own, in the aggregate, a number of Company Shares equal to or greater than fifty percent (50%) of the total number of Initial Shares, the Investor Shareholders shall have the right to nominate, in the aggregate, a number of Nominees equal to five (5) less the number of Investor Directors who are not up for election;

(vi)        for so long as the Investor Shareholders Beneficially Own, in the aggregate, a number of Company Shares equal to or greater than forty percent (40%) of the total number of Initial Shares, the Investor Shareholders shall have the right to nominate, in the aggregate, a number of Nominees equal to four (4) less the number of Investor Directors who are not up for election;

(vii)       for so long as the Investor Shareholders Beneficially Own, in the aggregate, a number of Company Shares equal to or greater than thirty percent (30%) of the total number of Initial Shares, the Investor Shareholders shall have the right to nominate, in the aggregate, a number of Nominees equal to three (3) less the number of Investor Directors who are not up for election;

(viii)      for so long as the Investor Shareholders Beneficially Own, in the aggregate, a number of Company Shares equal to or greater than twenty percent (20%) of the total number of Initial Shares, the Investor Shareholders shall have the right to nominate, in the aggregate, a number of Nominees equal to two (2) less the number of Investor Directors who are not up for election; and

7

(ix)         for so long as the Investor Shareholders Beneficially Own, in the aggregate, a number of Company Shares equal to or greater than seven and one half percent (7.5%) of the total number of Initial Shares, the Investor Shareholders shall have the right to nominate, in the aggregate, a number of Nominees equal to one (1) less the number of Investor Directors who are not up for election;

provided, however, that as between the Onex Shareholders and the Baring Shareholders, (A) for so long as the Baring Shareholders Beneficially Own, in the aggregate, a number of Company Shares equal to or greater than fifty percent (50%) of the total number of Initial Baring Shares, the Baring Shareholders shall have the right to nominate, in the aggregate, a number of Nominees equal to two (2) less the number of Baring Directors who are not up for election, and (B) for so long as the Baring Shareholders Beneficially Own, in the aggregate, a number of Company Shares equal to or greater than twenty percent (20%) of the total number of Initial Baring Shares, the Baring Shareholders shall have the right to nominate, in the aggregate, a number of Nominees equal to one (1) less the number of Baring Directors who are not up for election, and, in each case, the Onex Shareholders shall have the right to nominate, in the aggregate, the other Nominees; provided, further, that for so long as the Onex Shareholders are entitled to nominate at least five (5) Onex Nominees, one of the Onex Nominees shall be the Chief Executive Officer of the Company.

(d) Subject to the Articles, an Onex Director or Baring Director may be removed from the Board of Directors or any comparable position from a Subsidiary board only upon the written request of the Onex Shareholders or Baring Shareholders, as applicable, entitled to designate such individual pursuant to this Section 2.1.

(e) Any Director may resign at any time upon notice to the Company. Directors need not be Shareholders.

(f) The Company shall cause the Directors to be reimbursed for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board of Directors and any committees thereof, including travel, lodging and meal expenses, and the Company may provide reasonable compensation for service of Directors who are not full-time employees of (x) Onex or Baring or either of their respective Affiliates or (y) the Company or its Subsidiaries, in each case, to the extent permitted by the Jersey Companies Law.

SECTION 2.2  Removal. If any Investor Shareholder or group of Investor Shareholders that is entitled to designate an Onex Director or Baring Director, as applicable, hereunder notifies the Company and the other Investor Shareholders that such Investor Shareholder or group of Investor Shareholders desires to remove any Onex Director or Baring Director, as applicable, previously designated by such Investor Shareholder or group of Investor Shareholders, with or without cause, then such Director shall be removed from the Board of Directors and the parties shall take all Necessary Action to cause such removal of such Director, including voting all Company Shares in favor of, or executing a written consent authorizing, such removal.

SECTION 2.3  Vacancies. In the event that a vacancy is created on the Board of Directors at any time by the death, disability, retirement, resignation or removal of any Onex Director or Baring Director, each party shall take all Necessary Action as will result in the election or appointment as a Director of an individual designated to fill such vacancy and serve as a Director by the Onex Shareholders or Baring Shareholders, as applicable, that had, pursuant to Section 2.1, designated the Director whose death, disability, retirement, resignation or removal resulted in such vacancy on the Board of Directors.

8

SECTION 2.4  Covenant to Vote. The Company hereby agrees to take all Necessary Action to call, or cause the Board of Directors to call, a meeting of shareholders of the Company as may be necessary to cause the election as Directors of those individuals so designated in accordance with the provisions of this Article II. Each Investor Shareholder hereby agrees to take all Necessary Action to, and to vote all Company Shares owned or held of record by such Investor Shareholder at any such meeting of shareholders of the Company, or take all actions by written consent in lieu of any such meeting as may be necessary, to cause the Company to elect as Directors those individuals included in the slate of nominees proposed by the Board of Directors to the Company’s shareholders for each election of Directors, including the Nominees designated in accordance with this Article II, and to otherwise effect the intent of the provisions of this Article II.

SECTION 2.5  Restrictions on Other Agreements. No Investor Shareholder shall grant any proxy or enter into or agree to be bound by any voting trust with respect to the Company Shares nor shall any Investor Shareholder enter into any other agreements or arrangements of any kind with any Person with respect to the Company Shares on terms which conflict with the provisions of this Agreement (whether or not such proxy, voting trust, agreements or arrangements are with other Shareholders that are not parties to this Agreement or otherwise).

SECTION 2.6  Committees. In accordance with the Articles, the Board of Directors may from time to time by resolution establish and maintain one or more committees of the Board of Directors, each committee to consist of one or more Directors. The Company shall notify the Onex Shareholders in writing of any new committee of the Board of Directors to be established at least five (5) days prior to the effective establishment of such committee. If requested by the Onex Shareholders, the Company shall take all necessary steps within its control to cause at least one Onex Director as requested by the Onex Shareholders to be appointed as a member of each such committee of the Board of Directors unless such designation would violate any legal restriction on such committee’s composition or the rules and regulations of any applicable exchange on which the Company’s securities may be listed (subject, in each case, to any applicable exceptions, including those for “controlled companies” and any applicable phase-in periods). This Section 2.6 shall automatically terminate and be of no further force and effect when the Investor Shareholders are no longer entitled to nominate three (3) or more Nominees.

SECTION 2.7  Additional Management Provisions. The parties hereby agree, notwithstanding anything to the contrary in any other agreement and to the fullest extent permitted by law, that when the Onex Shareholders and/or the Baring Shareholders take any action under this Agreement to give or withhold their consent in their respective capacity as the Shareholders, the Onex Shareholders and/or the Baring Shareholders, as applicable, shall have no duty (fiduciary or other) to consider the interests of the Company or its Subsidiaries or the other Company shareholders and may act exclusively in its own interest and shall have only the duty to act in good faith and engage in fair dealing; provided, however, that notwithstanding anything contained in this Section 2.7, this Section 2.7 shall in no way affect the obligations of the parties hereto to comply with the provisions of this Agreement and the Articles or affect the duties of the Directors. Each party hereby waives, to the fullest extent permitted by law, all claims, actions or other rights to which such party might otherwise be entitled and agrees not to bring any claim or action (in law or equity) (other than with respect to breaches of contractual provisions under this Agreement) against any Onex Shareholder, any Baring Shareholder, the Company or any of the Company's Subsidiaries in connection with (a) a failure to fulfill a duty (fiduciary or other) to consider the interests of the Company, the Company's Subsidiaries or the other Company shareholders when taking any actions under this Agreement in accordance with the prior sentence in their capacity as Shareholders or (b) such Onex Shareholder’s or such Baring Shareholder’s actions taken in pursuit of its own interests ahead of the interests of the Company, the Company’s Subsidiaries or the other Shareholders; provided, in each case, that such Onex Shareholder or such Baring Shareholder, as applicable, has taken such actions in good faith and engaged in fair dealing.

9

ARTICLE III

Transfers of Shares

SECTION 3.1  Restrictions on Transfer. Each Shareholder agrees that it will not, directly or indirectly, whether by operation of law or otherwise, offer, sell, transfer, assign or otherwise dispose of (or make any exchange, gift, assignment, charge or pledge of) any Company Shares or any rights or interests therein (collectively, a “Transfer”), except (a) with the prior written consent of the Onex Shareholders and the Baring Shareholders, (b) as provided in Section 4.1, (c) to any Permitted Transferee of such Shareholder, (d) following the expiration of the Restricted Period and subject to Section 4.1, Transfers by the Onex Shareholders, (e) in a Public Offering or (f) following the Closing, any Transfer by any Management Shareholder that is approved with the prior written consent of the Board of Directors; provided, that, in the case of each of the foregoing clauses (a), (b), (c) and (d), the transferee in question becomes a party to this Agreement and agrees to be bound hereby by executing a supplemental signature page to this Agreement in the form attached hereto as Exhibit B; provided, further, that each Investor Shareholder agrees that it will not, directly or indirectly, whether by operation of law or otherwise, Transfer any Company Shares during the one hundred eighty (180) day period after the Closing (other than any Transfer to a Permitted Transferee of such Investor Shareholder).

SECTION 3.2  Other Restricted Transfers. Notwithstanding Section 3.1, no Shareholder shall be entitled to Transfer its Company Shares at any time if such Transfer would:

(a) violate Jersey laws (including the Jersey Companies Law), the Securities Act, the Exchange Act or Blue Sky laws applicable to the Company or the Company Shares;

(b) cause the Company to become subject to the registration requirements of the U.S. Investment Company Act of 1940, as amended from time to time; or

(c) be a “prohibited transaction” under ERISA or the Code or cause all or any portion of the assets of the Company to constitute “plan assets” under ERISA or Section 4975 of the Code.

SECTION 3.3  Endorsement of Certificates. (a) In addition to any other legend which the Company may deem advisable under Jersey laws (including the Jersey Companies Law) or the Securities Act, all certificates, if any, representing issued and outstanding Company Shares shall bear the following legend:

10

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF.

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN AMENDED AND RESTATED SHAREHOLDERS AGREEMENT BETWEEN THE ISSUER AND THE INITIAL HOLDER HEREOF DATED AS OF JANUARY 14, 2019. A COPY OF SUCH AGREEMENT SHALL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.

(b) All certificates, if any, representing Company Shares hereafter issued to or acquired by any of the Shareholders or their successors hereto shall bear the legend set forth above.

SECTION 3.4  Improper Transfer. (a) Any attempt to Transfer or encumber any Company Shares not in accordance with this Agreement shall be null and void and neither the Company nor any transfer agent of such securities shall give any effect to such attempted Transfer or encumbrance in its Company Share register.

(b) If any Shareholder Transfers any Company Shares to any Permitted Transferee that is an Affiliate of such Shareholder pursuant to Section 3.1(c) and such Permitted Transferee subsequently ceases to be an Affiliate of such Shareholder at any time thereafter, then such Company Shares shall automatically be Transferred back to such initial Shareholder without any action on the part of such initial Shareholder or Permitted Transferee.

ARTICLE IV

Shareholders’ Rights AND OBLIGATIONS

SECTION 4.1  Tag-Along Rights. (a) At any time following the expiration of the Restricted Period, if one or more Onex Shareholders propose to Transfer (other than a Transfer (x) to any Permitted Transferee of such Onex Shareholder or (y) in a Public Offering or in a distribution to the public under Rule 144 of the Securities Act) all or any portion of the Company Shares then held by such Onex Shareholder(s) (the Onex Shareholder(s) proposing such Transfer being the “Transferring Shareholder”), then the provisions of this Section 4.1 shall apply. In such event, the Baring Shareholders (the “Tag-Along Shareholders”) shall have the right (the “Tag-Along Right”) to sell in their discretion up to the same percentage of such Tag-Along Shareholders’ Company Shares as the Transferring Shareholder is proposing to sell in such Transfer by requesting that the transferee in such Transfer purchase from each such Tag-Along Shareholder up to the number of Company Shares equal to the number derived by multiplying (i) the total number of Company Shares that the transferee has agreed or committed to purchase from the Transferring Shareholder by (ii) a fraction, the numerator of which is the total number of Company Shares owned by such Tag-Along Shareholder, and the denominator of which is the total number of Company Shares then held by the Investor Shareholders. Any Company Shares purchased from Tag-Along Shareholders pursuant to this Section 4.1(a) shall be purchased upon the same terms and conditions (including timing of purchase and payment and the type and form of consideration) as such proposed Transfer by such Transferring Shareholder.

11

(b) If any Onex Shareholder proposes to make a Transfer triggering the Tag-Along Right, such Transferring Shareholder shall send a written notice (each, a “Sale Notice”) to all Tag-Along Shareholders at least thirty (30) days prior to the date on which such Transferring Shareholder expects to consummate such Transfer. Each Sale Notice shall set forth the Third Party Terms applicable to the proposed Transfer, the maximum number of Company Shares the Tag-Along Shareholder to whom the Sale Notice is delivered is entitled to sell pursuant to the Tag-Along Right (including the calculation of such participant’s pro rata portion) and the anticipated closing date of the Transfer, and shall be accompanied by a copy of any written documents reflecting the terms and conditions agreed to by the Transferring Shareholder and the transferee.

(c) Each Tag-Along Shareholder that desires to exercise the Tag-Along Right shall deliver a written notice (each, “Tag-Along Notice”) to that effect to the Transferring Shareholder within twenty (20) days following receipt of the Sale Notice from such Transferring Shareholder. The Tag-Along Notice shall state the number of Company Shares (not to exceed the amount determined in accordance with Section 4.1(a)) that such Tag-Along Shareholder proposes to include in such Transfer, and shall constitute the Tag-Along Shareholder’s binding agreement to sell its Company Shares on the terms and subject to the conditions as are specified in or accompany the Sale Notice. If the transferee does not purchase the specified number of Company Shares from the Tag-Along Shareholders on the same terms and conditions as specified in the Sale Notice and at the same time as the transferee purchases Company Shares from such Transferring Shareholder, then such Transferring Shareholder shall not be entitled to sell any Company Shares in the proposed Transfer unless such Transferring Shareholder or its designee substantially concurrently purchases from each such Tag-Along Shareholder the number of Company Shares of such Tag-along Shareholder as is specified in its Tag-Along Notice, on the Third Party Terms.

(d) At the closing of the Transfer pursuant to this Section 4.1, the transferee shall remit to each Tag-Along Shareholder the consideration for the Company Shares of such Tag-Along Shareholder sold pursuant hereto (less any such consideration to be escrowed or otherwise held back in accordance with the Third Party Terms; provided, however, that such escrow or hold back is pro rata among all sellers of Company Shares participating in such transaction based on the number of Company Shares being sold by each such seller in the transaction), against delivery by such Tag-Along Shareholder of certificates (if any) representing such Company Shares, duly endorsed for Transfer or with duly executed stock powers or similar instruments, or such other instrument of Transfer of such Company Shares as may be reasonably requested by the transferee or the Company, and the compliance by such Tag-Along Shareholder with any other conditions to closing generally applicable to all Investor Shareholders selling Company Shares in such transaction; provided, that (i) no such condition shall require a Tag-Along Shareholder to undertake or agree to bear joint and several liability with any other party thereto or to bear more than such Tag-Along Shareholder’s proportionate share of any indemnification obligations or be liable in respect of any individual representations, covenants or warranties made solely with respect to another Shareholder, including with respect to title, authority, non-contravention and power to transfer equity (in each case, other than through a common escrow), (ii) no Tag-Along Shareholder shall be liable in respect of any post-closing indemnification in excess of the aggregate amount of proceeds received by such Tag-Along Shareholder in connection with such Transfer and (iii) no such condition shall require a Tag-Along Shareholder to enter into any agreement not to compete with the Company or any of its Subsidiaries, or commit to any similar obligation, in connection with the Transfer.

12

(e) If any Transfer described in a Sale Notice has not been consummated in accordance with the terms set forth in the Sale Notice within one hundred and eighty (180) days after the Date of Delivery of the Sale Notice, or if (i) the terms of such proposed Transfer have been modified in any respect that would increase the per share price or (ii) the other non-monetary terms of such proposed Transfer shall have been changed in any material respect from those set forth in the Sale Notice, such Transfer may not be completed without first providing a new Sale Notice to the Tag-Along Shareholders and allowing another opportunity for such Tag-Along Shareholders to elect to exercise their Tag-Along Right set forth in this Section 4.1.

SECTION 4.2  Redemptions; Payment of Dividends. Notwithstanding anything contained herein to the contrary, as between the Company and the Investor Shareholders, if (i) the Company redeems any Company Shares held by any Investor Shareholder, then such redemption of Company Shares shall be done on a pro rata basis from all Investor Shareholders based on the number of Company Shares held by each Investor Shareholder and (ii) the Company pays any dividend or other distribution to the Investor Shareholders, other than in cash, each Investor Shareholder shall receive the same type and form of payment, on the same timing.

ARTICLE V

Representations and Warranties

Each of the parties to this Agreement hereby represents and warrants to each other party to this Agreement that as of the date such party executes this Agreement:

SECTION 5.1  Existence; Authority; Enforceability. Such party has the power and authority to enter into this Agreement and to carry out its obligations hereunder. If such party is not a natural person, such party is duly organized and validly existing under the laws of its jurisdiction of organization, and the execution of this Agreement, and the consummation of the transactions contemplated herein, have been authorized by all necessary action, and no other act or proceeding on its part is necessary to authorize the execution of this Agreement or the consummation of any of the transactions contemplated hereby. This Agreement has been duly executed by such party and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws relating to or affecting creditors’ rights generally, or by the general principles of equity.

13

SECTION 5.2  Absence of Conflicts. The execution and delivery by such party of this Agreement and the performance of its obligations hereunder does not and will not (i) conflict with, or result in the breach of, any provision of the constitutive documents of such party (if applicable); (ii) result in any violation, breach, conflict, default or event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default), or give rise to any right of acceleration or termination or any additional payment obligation, under the terms of any contract, agreement or permit to which such party is a party or by which such party’s assets or operations are bound or affected; or (iii) violate any law applicable to such party.

SECTION 5.3  Consents. Other than any of those which have already been made or obtained, no consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such party in connection with the execution, delivery or performance of this Agreement.

ARTICLE VI

Miscellaneous

SECTION 6.1  Information Rights; Books and Records; Inspection. (a) The books and records of the Company shall be maintained in the Company’s office in the United Kingdom and shall be available for inspection by the Investor Shareholders. The Company shall, and shall cause its Subsidiaries to, (i) afford the Investor Shareholders and their respective agents access at all reasonable times to its officers, employees, auditors, legal counsel, properties, offices and other facilities and to all of its books and records and (ii) afford the Investor Shareholders and their respective agents with the opportunity to consult with its officers from time to time as the Investor Shareholders may reasonably request regarding the affairs, finances and accounts of the Company and its Subsidiaries.

(b) The Company shall provide the Investor Shareholders with any and all financial and other information relating to its business (including financial statements and other financial information, consistent with the form and timing such financial statement and information are regularly produced by the Company) reasonably requested by the Investor Shareholders, including such information as may be necessary to comply with regulatory or other governmental filings. Without limiting the generality of the foregoing, the Company shall cooperate with the Investor Shareholders as reasonably requested in connection with the preparation and filing of any tax returns, the conduct of any tax audits or other proceedings and the compliance with any other tax obligations relating to the Company and its Subsidiaries, including by promptly providing the Investor Shareholders with any information and documentation reasonably necessary in connection with such tax returns, audits, proceedings or other obligations.

(c) For so long as this Agreement shall be in effect, this Agreement shall be made available for inspection by any Shareholder at the principal place of business of the Company.

14

(d) Each Investor Shareholder acknowledges that it is aware (and that its Representatives are aware or, upon receipt of any confidential, non-public information regarding the Company, its Subsidiaries and its and their respective businesses, will be advised by such Shareholder) that (i) any confidential, non-public information regarding the Company, its Subsidiaries and its and their respective businesses being furnished to it or its Representatives may contain material, non-public information and (ii) the United States securities laws prohibit any Persons who have material, non-public information about a company from purchasing or selling securities of such company or from communicating such information to any Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities in reliance upon such information.

SECTION 6.2  Freedom to Pursue Opportunities. The parties expressly acknowledge and agree that: (i) the Onex Shareholders, the Baring Shareholders, each Onex Director who is an employee of Onex or any Affiliate of Onex, each Baring Director who is an employee of Baring or any Affiliate of Baring and their respective Affiliates shall have the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly, engage in the same or similar business activities or lines of business as the Company or its Subsidiaries, including those deemed to be competing with the Company or its Subsidiaries; and (ii) in the event that any Onex Shareholder, any Baring Shareholder, any such Onex Director, any such Baring Director or any of their respective Affiliates acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Company or its Subsidiaries and such Shareholder, Director or any other Person, the Shareholder, Director or Affiliate thereof, as applicable, shall have no duty (contractual or otherwise) to communicate or present such corporate opportunity to the Company or its Subsidiaries, as the case may be, and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to the Company or its Subsidiaries or their respective Affiliates or equityholders for breach of any duty (contractual or otherwise) by reason of the fact that such Shareholder, Director or Affiliate, as applicable, directly or indirectly, pursues or acquires such opportunity for itself, directs such opportunity to another Person, or does not present such opportunity to the Company or its Subsidiaries, unless, in the case of this clause (ii), such corporate opportunity is expressly offered to an Onex Director or Baring Director in writing solely to such Person in his or her capacity as a Director.

SECTION 6.3  Termination. This Agreement shall terminate and be of no further force and effect upon the written agreement of the Company and the Investor Shareholders (but only for so long as any Investor Shareholder holds any Company Shares) to terminate this Agreement; provided that such termination shall not release any party of any liability for any breach of this Agreement occurring prior to such termination.

SECTION 6.4  Publicity and Confidentiality. Each Shareholder shall keep confidential this Agreement and shall not disclose, issue any press release or otherwise make any public statement in connection herewith without the prior written consent of the Investor Shareholders (not to be unreasonably withheld) unless so required by applicable law, any governmental authority or stock exchange rule or regulation or for those provisions which are or will be replicated in the Articles or are otherwise publicly disclosed or made a matter of public record; provided that no such written consent shall be required (and each Investor Shareholder shall be free to release such information) for disclosures of such information or other confidential, non-public information regarding the Company, its Subsidiaries and its and their respective businesses or otherwise to (i) each Investor Shareholder’s partners, members, advisors, employees, agents, prospective investors, accountants or attorneys so long as such Persons agree to keep such information confidential (such Persons, the “Representatives”) or (ii) any prospective purchaser of any Company Shares from an Onex Shareholder, to the extent that such prospective purchaser agrees to keep such information confidential. Each party agrees and acknowledges that the Onex Directors and the Baring Directors may share confidential, non-public information about the Company and its Subsidiaries with the Onex Shareholders, the Baring Shareholders and each of their respective Representatives, and otherwise in accordance with the immediately preceding sentence, subject to applicable law.

15

SECTION 6.5  Acknowledgment. Each Shareholder acknowledges and agrees that the provisions of this Agreement have been reviewed and are understood by such Shareholder, and expresses the will and intention of such Shareholder and agrees not to take any action to frustrate the purposes and provisions of this Agreement.

SECTION 6.6  Successors and Assigns; Benefit. Except as otherwise provided herein, all of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and permitted assigns of the parties hereto. The Company may not assign any of its rights hereunder other than by operation of law. If any transferee of any Shareholder shall acquire any Company Shares, in any manner, whether by operation of law or otherwise, except in a Public Offering or in a distribution to the public under Rule 144 of the Securities Act, such Company Shares shall be held subject to all of the terms of this Agreement, and by taking and holding such Company Shares such Person shall be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to comply with all of the terms and provisions of this Agreement. There shall be no third-party beneficiaries to this Agreement.

SECTION 6.7  Severability. In the event that any provision of this Agreement shall be invalid, illegal or unenforceable, such provision shall be construed by limiting it so as to be valid, legal and enforceable to the maximum extent provided by law and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 6.8  Amendment and Modification; Waiver of Compliance; Conflicts. (a)  This Agreement may be amended only by a written instrument duly executed by the Company and the Investor Shareholders (but only for so long as any Investor Shareholder holds any Company Shares); provided, however, that Exhibit A to this Agreement may be amended at any time by the Company to add as a party hereto any Person that acquires any Company Shares in compliance with the terms of this Agreement and executes a supplemental signature page hereto in the form attached as Exhibit B.

(b) Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

SECTION 6.9  Notices. Any notice, request, claim, demand, document and other communication hereunder to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by facsimile, or first class mail, or by Federal Express, United Parcel Service or other similar courier or other similar means of communication, as follows:

16

(i)          If to the Company, addressed to it at Friars House, 160 Blackfriars Road, London, SE1 8EZ, United Kingdom, Attention: General Counsel; with a copy (which shall not constitute notice) to Latham & Watkins LLP, 555 Eleventh Street, NW, Suite 1000, Washington, DC 20004; Attention: Paul Sheridan and Shaun Hartley; Facsimile: (202) 637-2201

(ii)         If to the Onex Shareholders, addressed to Onex Partners, 161 Bay Street, Suite 4900, Toronto, ON M5J 2S1; Attention: Kosty Gilis and Andrea Daly; Facsimile: (416) 362-5705; with a copy (which shall not constitute notice) to Latham & Watkins LLP, 555 Eleventh Street, NW, Suite 1000, Washington, DC 20004; Attention: Paul Sheridan and Shaun Hartley; Facsimile: (202) 637-2201;

(iii)        If to the Baring Shareholders, addressed to Baring Private Equity Asia Pte Limited, 50 Collyer Quay, #11-03/04 OUE Bayfront, Singapore 049321; Attention: Patrick Cordes and Nicholas Macksey; Facsimile: +65 6532 0660; with a copy (which shall not constitute notice) to Ropes & Gray LLP, 191 N. Wacker Drive, 32nd Floor, Chicago, IL 60606; Attention: Neill Jakobe and Timothy Castelli; Facsimile: (312) 845-5505;

(iv)        If to a Shareholder other than the Onex Shareholders or the Baring Shareholders, to the address of such Shareholder set forth in the share register of the Company;

or, in each case, to such other address or facsimile number as such party may designate in writing to each other party hereto by written notice given in the manner specified herein.

All such communications shall be deemed to have been given, delivered or made when so delivered by hand or sent by facsimile (with confirmed transmission), on the next business day if sent by overnight courier service (with confirmed delivery) or when received if sent by first class mail.

SECTION 6.10  Sponsor Agreements. The Investor Shareholders hereby agree to cause Onex and Baring to terminate each of the Consulting Services Agreements in accordance with Section 8.04 of the Merger Agreement.

SECTION 6.11  Entire Agreement. The provisions of this Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties hereto with respect to the subject transactions contemplated hereby and thereby and supersede all prior oral and written agreements and memoranda and undertakings among the parties hereto with regard to such subject matter.

17

SECTION 6.12  Conflict with Articles. In the event of a conflict between the Articles and this Agreement, it is expressly agreed that as between the Shareholders this Agreement shall prevail and the parties shall use reasonable best efforts to amend the Articles to be consistent with this Agreement. In the event of a conflict between the provisions of Jersey law and this Agreement (or any conflict with Delaware law), the parties shall cooperate to effectuate the provisions of this Agreement in accordance with, and take such actions as may be required to satisfy, the requirements of Jersey law (or Delaware law, as applicable), including taking all Necessary Action to fully effectuate the intents and purposes of this Agreement while satisfying any requirement of Jersey law (or Delaware law, as applicable). For the avoidance of doubt, nothing contained in this Agreement shall be deemed to constitute an amendment of the Articles or of any previous articles of association of the Company. Notwithstanding any other provisions of this Agreement, to the extent not inconsistent with the Articles and the Jersey Companies Law (or Delaware law), the Company undertakes to be bound by and comply with the terms and conditions of this Agreement insofar as the same relates to the Company and any Subsidiaries of the Company and to act in all respects as contemplated by this Agreement.

SECTION 6.13  Withholding. Notwithstanding anything to the contrary in this Agreement, the Company shall be entitled to deduct and withhold from any payment made by it to any Shareholder such amounts, if any, as are required to be deducted and withheld under applicable tax law; provided, that the Company shall (a) use commercially reasonable efforts to notify the applicable Investor Shareholder in writing of such withholding no later than five (5) business days prior to the date on which the applicable payment is to be made and (b) cooperate in good faith with such Investor Shareholder to allow the claiming of an available exemption from or reduction in any such deduction or withholding. To the extent that any such amounts are withheld and paid over by the Company to the applicable taxing authority, such amounts shall be treated as having been paid to the Shareholder in respect of which the withholding was made.

SECTION 6.14  Recapitalizations, Exchanges, Etc., Affecting the Shares; New Issuances. The provisions of this Agreement shall apply, to the fullest extent set forth herein, with respect to the Company Shares and to any and all equity or debt securities of the Company or any successor or assign of the Company (whether by merger, amalgamation, consolidation, sale of assets, or otherwise) which may be issued in respect of, in exchange for, or in substitution of, the Company Shares and shall be appropriately adjusted for any share dividends, splits, reverse splits, combinations, subdivisions, reclassifications, recapitalizations, reorganizations and the like occurring after the date hereof.

SECTION 6.15  Choice of Law; Remedies; Submission to Jurisdiction; Waiver of Jury Trial. To the greatest extent permitted by Jersey law, this Agreement and any suit, action or other proceeding arising out of or relating to this Agreement or any transaction contemplated hereby shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of such state or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than those of the State of Delaware.

EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT IN THE EVENT OF ANY BREACH OF THIS AGREEMENT, THE NON-BREACHING PARTY WOULD BE IRREPARABLY HARMED AND COULD NOT BE MADE WHOLE BY MONETARY DAMAGES, AND THAT, IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY MAY BE ENTITLED AT LAW OR IN EQUITY, THE PARTIES SHALL BE ENTITLED TO SUCH EQUITABLE OR INJUNCTIVE RELIEF AS MAY BE APPROPRIATE. THE CHOICE OF FORUM SET FORTH IN THIS SECTION BELOW SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OF A COURT DESCRIBED IN CLAUSE (A) OF THIS SECTION BELOW, OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SUCH A JUDGMENT, IN ANY OTHER APPROPRIATE JURISDICTION.

18

IN THE EVENT ANY PARTY TO THIS AGREEMENT COMMENCES ANY LITIGATION, PROCEEDING OR OTHER LEGAL ACTION IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN, THE PARTIES TO THIS AGREEMENT HEREBY (A) AGREE UNDER ALL CIRCUMSTANCES ABSOLUTELY AND IRREVOCABLY TO INSTITUTE ANY SUCH LITIGATION, PROCEEDING OR OTHER LEGAL ACTION IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE LOCATED IN WILMINGTON, DELAWARE, OR, IF UNDER APPLICABLE LAW EXCLUSIVE JURISDICTION IS VESTED IN THE U.S. FEDERAL COURTS, THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE (AND APPELLATE COURTS THEREOF); (B) AGREE THAT IN THE EVENT OF ANY SUCH LITIGATION, PROCEEDING OR ACTION, SUCH PARTIES WILL CONSENT AND SUBMIT TO THE PERSONAL JURISDICTION OF ANY SUCH COURT DESCRIBED IN CLAUSE (A) OF THIS SECTION AND TO SERVICE OF PROCESS UPON THEM IN ACCORDANCE WITH THE RULES AND STATUTES GOVERNING SERVICE OF PROCESS (IT BEING UNDERSTOOD THAT NOTHING IN THIS SECTION SHALL BE DEEMED TO PREVENT ANY PARTY FROM SEEKING TO REMOVE ANY ACTION TO THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE); (C) AGREE TO WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH LITIGATION, PROCEEDING OR ACTION IN ANY SUCH COURT OR THAT ANY SUCH LITIGATION, PROCEEDING OR ACTION WAS BROUGHT IN ANY INCONVENIENT FORUM; (D) AGREE, AFTER CONSULTATION WITH COUNSEL, TO WAIVE ANY RIGHTS TO A JURY TRIAL TO RESOLVE ANY DISPUTES OR CLAIMS RELATING TO THIS AGREEMENT; (E) AGREE TO SERVICE OF PROCESS IN ANY SUCH LITIGATION, PROCEEDING OR ACTION BY MAILING OF COPIES THEREOF TO SUCH PARTY AT ITS ADDRESS SET FORTH HEREIN FOR COMMUNICATIONS TO SUCH PARTY; (F) AGREE THAT ANY SERVICE MADE AS PROVIDED HEREIN SHALL BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (G) AGREE THAT NOTHING HEREIN SHALL AFFECT THE RIGHTS OF ANY PARTY TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

SECTION 6.16  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SECTION 6.17  Further Assurances; Company Logo. At any time or from time to time after the date hereof, the parties hereto agree to cooperate with each other, and at the request of the Company and each of the Investor Shareholders, to execute and deliver any further instruments or documents and to take all such further action as may be so reasonably requested in order to evidence or effectuate the provisions of this Agreement and to otherwise carry out the intent of the parties hereunder. The Company hereby grants the Onex Shareholders, the Baring Shareholders and their respective Affiliates permission to use the Company’s and each of its Subsidiaries’ name and logo in marketing materials related to their respective investment advisory or investment management businesses.

19

SECTION 6.18  Effectiveness. This Agreement shall become effective solely upon (a) execution of this Agreement by each of the Company, CHJL and the Investor Shareholders and (b) the consummation of the Closing. In the event that the Merger Agreement is terminated for any reason without the Closing having occurred, this Agreement shall not become effective, shall be void ab initio and the Prior Agreement shall continue in full force and effect without amendment or restatement.

SECTION 6.19  Enforcement. The parties acknowledge and agree that, if a party is not performing its obligations hereunder or is otherwise in breach of this Agreement, in addition to and without limiting the rights of the parties hereunder, a majority of the Directors who are “independent” pursuant to the listing standard of the New York Stock Exchange shall have the right to seek enforcement of this Agreement and the obligations of the parties hereunder.

*     *    *

20

IN WITNESS WHEREOF, each of the undersigned has signed this Agreement as of the date first above written:

CAMELOT HOLDINGS (JERSEY) LIMITED

By:	/s/ Paul Edwards
Name: Paul Edwards
Title: Director

CLARIVATE ANALYTICS PLC

By:	/s/ Paul Edwards
Name: Paul Edwards
Title: Director

Signature Page to Shareholders Agreement

ONEX ADVISOR SUBCO LLC

By:	/s/ Joel Greenberg
	Name:	Joel Greenberg
	Title:	Director

By:	/s/ Marci Settle
	Name:	Marci Settle
	Title:	Director

ONEX PARTNERS HOLDINGS LIMITED
S.À R.L.

By:	/s/ Joshua Hausman
	Name:	Joshua Hausman
	Title:	Type A Manager

By:	/s/ Oliver Dorier
	Name:	Oliver Dorier
	Title:	Type B Manager

ONEX PARTNERS IV LP

By:	Onex Partners IV GP LP, its general partner

By:	Onex Partners Manager LP, its agent

By:	Onex Partners Manager GP ULC, its general partner

By:	/s/ Joshua Hausman
	Name:	Joshua Hausman
	Title:	Managing Director

By:	/s/ Matthew Ross
	Name:	Matthew Ross
	Title:	Managing Director

Signature Page to Shareholders Agreement

ONEX PARTNERS IV PV LP

By:	Onex Partners IV GP LP, its general partner

By:	Onex Partners IV GP LLC, its general partner

By:	/s/ Joshua Hausman
	Name:	Joshua Hausman
	Title:	Managing Director

By:	/s/ Matthew Ross
	Name:	Matthew Ross
	Title:	Managing Director

Signature Page to Shareholders Agreement

ONEX PARTNERS IV SELECT LP

By:	Onex Partners IV GP LLC, its general partner

By:	/s/ Joshua Hausman
	Name:	Joshua Hausman
	Title:	Managing Director

By:	/s/ Matthew Ross
	Name:	Matthew Ross
	Title:	Managing Director

ONEX PARTNERS IV GP LP

By:	Onex Partners Manager LP, its agent

By:	Onex Partners Manager GP ULC, its general partner

By:	/s/ Joshua Hausman
	Name:	Joshua Hausman
	Title:	Managing Director

By:	/s/ Matthew Ross
	Name:	Matthew Ross
	Title:	Managing Director

ONEX US PRINCIPALS LP

By:	Onex US Principals GP LLC

By:	/s/ Joshua Hausman
	Name:	Joshua Hausman
	Title:	Director

Signature Page to Shareholders Agreement

ONEX CAMELOT CO-INVEST LP

By:	Onex Partners IV GP LP, its general partner

By:	Onex Partners Manager LP, its agent

By:	Onex Partners Manager GP ULC, its general partner

By:	/s/ Joshua Hausman
	Name:	Joshua Hausman
	Title:	Managing Director

By:	/s/ Matthew Ross
	Name:	Matthew Ross
	Title:	Managing Director

Signature Page to Shareholders Agreement

ELGIN INVESTMENT HOLDINGS LIMITED

By:	/s/ Tariq Syed Usman
	Name:	Tariq Syed Usman
	Title:	Alternate Director to Caroline Baker

Signature Page to Shareholders Agreement

EXHIBIT A

Shareholder SCHEDULE

As of [•], 20191

Onex Shareholders	Company Shares
Onex Advisor Subco LLC	[ • ]
Onex Partners Holdings Limited S.À R.L.	[ • ]
Onex Partners IV LP	[ • ]
Onex Partners IV PV LP	[ • ]
Onex Partners IV Select LP	[ • ]
Onex Partners IV GP LP	[ • ]
Onex US Principals LP	[ • ]
Onex Camelot Co-Invest LP	[ • ]
Total Onex Shareholders	[ • ]

Baring Shareholders	Company Shares
Elgin Investment Holdings Limited	[ • ]
Total Baring Shareholders	[ • ]

Management Shareholders	Company Shares
David Lee Kockalko	[ • ]
Kevin Joseph Mc Curry	[ • ]
Richard Hanks	[ • ]
Chawki Hassoun	[ • ]

1 Note: The parties acknowledge that Schedule A shall be completed following the Closing.

Ronda Sue Majure	[ • ]
Vicky Harris	[ • ]
Christopher Sean McKenna	[ • ]
Stuart Justin Recher	[ • ]
Stephen Paul Hartman	[ • ]
Vincent Joseph Caraher	[ • ]
Nadler Family Investments LLC	[ • ]
Nagaraju Bandaru	[ • ]
Brian J. Binsfeld	[ • ]
Janice Eisenberg Read	[ • ]
Daniel Irvin Videtto III	[ • ]
Kathleen Ann Sullivan	[ • ]
Richard William Neale	[ • ]
Hemant Suresh Gandhi	[ • ]
Jeremy Maben Lawson	[ • ]
Vijayshree Krishnan	[ • ]
Charles J. Neral	[ • ]
Andrew Ryan Hillary Preston	[ • ]
Eric Wilhelm Yan	[ • ]
Jeffrey Laurier Roy	[ • ]
Annette Christina Thomas	[ • ]
Yasemin Guzide Agatan	[ • ]
Christine Elizabeth Archbold	[ • ]

Andrea Joy Degutis	[ • ]
Andrew Graham Wright	[ • ]
Biao Wang	[ • ]
Jan-Eric Reichelt	[ • ]
Benjamin Sean Kaube	[ • ]
Todd David Fegan	[ • ]
Nikola Vujic	[ • ]
Jeffrey Charles Mastendino	[ • ]
Francis Thomas Paleno Jr.	[ • ]
Ian Benedict MacLochlainn	[ • ]
David Curtin Brown	[ • ]
Jeffrey Scott Huntsman	[ • ]
Total Management Shareholders	[ • ]
Total All Shareholders	[ • ]

EXHIBIT B

SIGNATURE PAGE
TO
SHAREHOLDERS AGREEMENT

By execution of this signature page, [Name] hereby agrees to become a party to, and to be bound by the obligations of, and receive the benefits of, that certain Amended and Restated Shareholders Agreement, dated as of January 14, 2019, by and among Clarivate Analytics PLC, a public limited company organized under the laws of Jersey, and certain other parties named therein, as amended from time to time thereafter, as a[n] [Onex] [Baring] [Management] “Shareholder” under such agreement.

[Name]

Notice Address:

ACCEPTED AS OF [__], 20[__]:

CLARIVATE ANALYTICS PLC

By:
Name:
Title: